                                                        EXHIBIT 4

          SOUTHERN UNION COMPANY AMENDED SUPPLEMENTAL
          DEFERRED COMPENSATION PLAN WITH AMENDMENTS



                      TABLE OF CONTENTS


                                                            PAGE
                                                            ----

INTRODUCTION
   ARTICLE 1     DEFINITIONS

         1.1     Account
         1.2     Beneficiary
         1.3     Benefits Committee
         1.4     Code
         1.5     Compensation
         1.6     Employee Salary Deferral Amount
         1.7     Employee Salary Deferral Contribution
         1.8     Employer Discretionary Amount
         1.9     Employer Discretionary Contribution
         1.10    Employer Matching Amount
         1.11    Employer Matching Contribution
         1.12    Distribution Event
         1.13    Highly Compensated Employee
         1.14    1934 Act
         1.15    1994 Shareholders' Meeting
         1.16    Non-Salary Deferral Amount
         1.17    Other Participant
         1.18    Participant
         1.19    Plan
         1.20    Plan Year; 1993 Plan Year
         1.21    Revenue Procedure 92-64
         1.22    Revenue Procedure 92-65
         1.23    Section 16(b) Participant
         1.24    Southern Union
         1.25    Southern Union Stock
         1.26    Trust
         1.27    Year of Vesting Service

   ARTICLE 2     PARTICIPATION

         2.1     Eligible Class
         2.2     Selection from Eligible Class

   ARTICLE 3     CONTRIBUTIONS

         3.1     Employee Salary Deferral Contributions
         3.2     Employer Matching Contributions
         3.3     Employer Discretionary Contributions

   ARTICLE 4     PARTICIPANT ACCOUNTS

   ARTICLE 5     VESTING

         5.1     Vesting Schedule
         5.2     Forfeitures

   ARTICLE 6     DISTRIBUTIONS

         6.1     Termination of Employment
         6.2     Unforeseeable Emergency
         6.3     Investment Intent
         6.4     Issuance of Certificates; Legends

   ARTICLE 7     RESTRICTIONS APPLICABLE TO SECTION 16(b)
                 PARTICIPANTS

         7.1     Shareholder Approval
         7.2     Employee Salary Deferral Contributions
         7.3     Other Contributions
         7.4     Vesting

   ARTICLE 8     PARTICIPANTS' RIGHTS

   ARTICLE 9     ANTIALIENATION

   ARTICLE 10    UNFUNDED STATUS

   ARTICLE 11    PLAN ADMINISTRATION

         11.1    Powers and Duties
         11.2    Consultants

   ARTICLE 12    AMENDMENT AND TERMINATION

         12.1    Amendment
         12.2    Termination

   ARTICLE 13    CLAIMS PROCEDURE

         13.1    Claims
         13.2    Notice of Decision
         13.3    Content of Notice
         13.4    Appeal Procedure
         13.5    Review Procedure
         13.6    Disputes
         13.7    Appeals Committee

   ARTICLE 14    GENERAL PROVISIONS

         14.1    Governing Law
         14.2    Captions
         14.3    Facility of Payment
         14.4    Withholding
         14.5    Administrative Expenses
         14.6    Severability
         14.7    Liability
         14.8    Binding Effect
         14.9    Construction

                   SOUTHERN UNION COMPANY

          SUPPLEMENTAL DEFERRED COMPENSATION PLAN



                       INTRODUCTION

WHEREAS, Southern Union Company ("Southern Union") desires to retain the services of and to provide rewards and incentives to members of a select group of management employees who contribute to the success of Southern Union;

WHEREAS, the Southern Union Company Supplemental Deferred Compen-sation Plan (the "Plan"), as set forth herein, is intended, in general, to provide supplemental retirement benefits to certain management employees who have been selected to participate in the Plan and who elect to defer income under the terms of the Plan;

WHEREAS, some of the benefits to be provided under the Plan may, in general, be similar to the benefits that would have been pro-vided under the Southern Union Savings Plan in the absence of certain limitations that are set forth in the Internal Revenue Code of 1986, as amended (the "Code"), relating to "highly com-pensated employees," as defined in the Code;

WHEREAS, it is the intention of Southern Union that the Plan will be considered to be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974;

WHEREAS, it is contemplated that funds set aside by Southern Union to meet obligations under the Plan may be held in the Southern Union Company Supplemental Executive Retirement Trust, which will conform to the terms of the model trust described in Revenue Procedure 92-64;

NOW, THEREFORE, effective June 1, 1993, Southern Union hereby adopts the Plan set forth in this document.


                            ARTICLE 1

                           DEFINITIONS
                           -----------
Where the following words and phrases appear in the Plan, they shall have the meanings specified below unless a different meaning is clearly required by the context.

1.1   Account.  The term "Account" refers to the separate account
      -------
      maintained for each Participant under the provisions of
      Article 4, to which the Participant's Employee Salary Deferral Contributions, Southern Union's Employer Matching Contributions and Southern Union's Employer Discretionary Contributions, if any, as well as income, gains and losses with respect to all such Contributions are credited.

1.2   Beneficiary.  The term "Beneficiary" refers to the person
      -----------
      or persons that the Participant designates in writing to receive a benefit hereunder at the time of the Partici-pant's death. If the Participant fails to make such written designation and the Participant is not married at the time of his death, the term "Beneficiary" refers to the executor or administrator of the Participant's estate. If the Participant fails to make such written designation and the Participant is married at the time of his death, the term "Beneficiary" refers to the Participant's spouse (or the executor or administrator of the estate of the Partici-pant's spouse should the spouse be married to the Partici-pant at the time of the Participant's death but die prior to receiving the benefit to which the spouse would have been entitled had the spouse survived).

1.3   Benefits Committee.  The term "Benefits Committee" refers
      ------------------
      to the Southern Union Benefits Committee which is made up of individuals appointed by the Board of Directors of Southern Union, as it exists from time to time. Any action (including but not limited to decisions, determinations and interpretations) that may be taken by the Benefits Commit-tee under the Plan may be taken by the Secretary of the Benefits Committee on behalf of the Benefits Committee.

1.4   Code.  The term "Code" refers to the Internal Revenue Code
      ----
      of 1986, as amended, and as may be amended from time to time subsequent to the date that this Plan is executed.

1.5   Compensation.  The term "Compensation" includes an indi-
      ------------
      vidual's base salary from Southern Union, bonuses from Southern Union, salary deferrals under the Southern Union Savings Plan, which is a Code Section 401(k) plan, and salary deferrals under the Southern Union Company Employee Flexible Benefits Plan, which is a Code Section 125 plan, and excludes any severance payments that an individual may receive from Southern Union.

1.6   Employee Salary Deferral Amount.  The term "Employee Salary
      -------------------------------
      Deferral Amount" refers to that portion of a Participant's Account that is attributable to Employee Salary Deferral Contributions and all income, gains and losses attributable thereto.

1.7   Employee Salary Deferral Contribution.  The term "Employee
      -------------------------------------
      Salary Deferral Contribution" refers to the amount that a Participant elects to defer under the provisions of Section
      3.1 and that is credited to the Participant's Account.

1.8 Employer Discretionary Amount. The term "Employer Discre-tionary Amount" refers to that portion of a Participant's Account that is attributable to Employer Discretionary Con-tributions and all income, gains and losses attributable thereto.

1.9   Employer Discretionary Contribution.  The term "Employer
      -----------------------------------
      Discretionary Contribution" refers to the amount that the Board of Directors of Southern Union elects, in its sole and absolute discretion, to credit to a Participant's Account under the provisions of Section 3.3.

1.10  Employer Matching Amount.  The term "Employer Matching
      ------------------------
      Amount" refers to that portion of a Participant's Account that is attributable to Employer Matching Contributions and all income, gains and losses attributable thereto.

1.11  Employer Matching Contribution.  The term "Employer
      ------------------------------
      Matching Contribution" refers to the amount that Southern
      Union credits to a Participant's Account under the provi-sions of Section 3.2.

1.12  Distribution Event.  The term "Distribution Event" refers
      ------------------
      to an event after which a Participant other than a Section 16(b) Participant would be entitled to receive a distribu-tion following his termination of employment with Southern Union under Section 6.1, following a determination by the Benefits Committee that he is entitled to an unforeseeable emergency withdrawal under Section 6.2, or following Southern Union's termination of the Plan under Section 12.2.

1.13  Highly Compensated Employee.  The term "Highly Compensated
      ---------------------------
      Employee" refers to each employee of Southern Union who qualifies as a "highly compensated employee" under the provisions of Code Section 414(q).

1.14  1934 Act.  The term "1934 Act" refers to the Securities
      --------
      Exchange Act of 1934, as amended, and as may be amended from time to time subsequent to the date that this Plan is executed.

1.15  1994 Shareholders' Meeting.   The term "1994 Shareholders'
      --------------------------
      Meeting" refers to the first annual meeting of Southern
      Union shareholders following the effective date of the Plan.

1.16  Non-Salary Deferral Amount.  The term "Non-Salary Deferral
      --------------------------
      Amount" refers to that portion of a Participant's Account comprised of the Employer Matching Amount and the Employer
      Discretionary Amount.

1.17  Other Participant.  The term "Other Participant" refers to
      -----------------
      a Participant not designated by Southern Union to be an officer subject to the provisions of Section 16(b) of the 1934 Act.

1.18  Participant.  The term "Participant" refers to a management
      -----------
      employee of Southern Union who is eligible to participate in the Plan under the provisions of Section 2.1, who is selected to participate in the Plan under the provisions of
      Section 2.2 and for whom an Account is maintained under the provisions of Article 4.

1.19  Plan.  The term "Plan" refers to the Southern Union Company
      ----
      Supplemental Deferred Compensation Plan.

1.20  Plan Year; 1993 Plan Year.  The term "1993 Plan Year" shall
      -------------------------
      refer to the seven-month period beginning on June 1, 1993 (the effective date of the Plan) and ending on December 31, 1993. The term "Plan Year" shall refer to the 1993 Plan Year and to each subsequent calendar year beginning on or after January 1, 1994.

1.21  Revenue Procedure 92-64.  The term "Revenue Procedure 92-
      -----------------------
      64" refers to Internal Revenue Service Revenue Procedure
      92-64, 1992-33 I.R.B. 11.

1.22  Revenue Procedure 92-65.  The term "Revenue Procedure 92-
      -----------------------
      65" refers to Internal Revenue Service Revenue Procedure
      92-65, 1992-33 I.R.B. 16.

1.23  Section 16(b) Participant.  The term "Section 16(b) Par-
      -------------------------
      ticipant" refers to a Participant who Southern Union designates to be an officer subject to the provisions of
      Section 16(b) of the 1934 Act.

1.24  Southern Union.  The term "Southern Union" refers to
      --------------
      Southern Union Company, a corporation existing under the laws of the State of Delaware.

1.25  Southern Union Stock.  The term "Southern Union Stock"
      --------------------
      refers to shares of common stock of Southern Union.

1.26  Trust.  The term "Trust" refers to the Southern Union
      -----
      Company Supplemental Executive Retirement Trust which may be established by Southern Union to meet obligations under the Plan and which, if established, will conform to the terms of the model trust described in Revenue Procedure 92-64. If established, the assets of the Trust will be subject to the claims of Southern Union's creditors in the event of Southern Union's insolvency as determined in the Trust.

1.27  Year of Vesting Service.  A Participant shall receive
      -----------------------
      credit for a "Year of Vesting Service" for each full 12-month period during which he is employed by Southern Union. A Participant's Years of Vesting Service shall be deter-mined based on the Participant's period of employment with Southern Union without regard to the number of hours that the Participant completes during his employment and without regard to whether the Participant's period or periods of employment are contiguous. In calculating Years of Vesting Service, a Participant shall receive credit for periods of employment prior to the establishment of this Plan.


                            ARTICLE 2

                          PARTICIPATION
                          -------------

2.1   Eligible Class.  Only those management employees of
      --------------
      Southern Union who are considered Highly Compensated
      Employees of Southern Union may be selected to participate in the Plan under the provisions of Section 2.2.

2.2   Selection from Eligible Class.  Eligibility of management
      -----------------------------
      employees for participation in the Plan shall be determined by the Board of Directors of Southern Union, in its sole discretion, on an individual basis. The Board of Directors of Southern Union shall have the right to remove a Partici-pant from participation in the Plan at any time, in its sole discretion, in which case the Participant shall not be eligible to have additional Employee Salary Deferral Con-tributions, additional Employer Matching Contributions or additional Employer Discretionary Contributions credited to his Account. The Benefits Committee shall give written notice to those management employees who have been selected by the Board of Directors of Southern Union to participate in the Plan and to those Participants who have been removed by the Board of Directors of Southern Union from participa-tion in the Plan.


                           ARTICLE 3

                         CONTRIBUTIONS
                         -------------

3.1   Employee Salary Deferral Contributions.  For the 1993 Plan
      --------------------------------------
      Year, each Participant may elect, in his sole discretion and prior to June 25, 1993, to defer up to ten percent of the Compensation payable to him with respect to each of his payroll checks beginning with his July 15, 1993 payroll check (which is to cover the June 26, 1993 through July 7, 1993 payroll period) and ending with the final payroll check that the Participant receives in 1993. For Plan Years subsequent to the 1993 Plan Year, each Participant may elect, in his sole discretion and in accordance with the following sentence, to defer up to five percent of the Compensation (or such other percentage of Compensation that may be determined, prior to the beginning of the Plan Year, by the Board of Directors of Southern Union with respect to such Plan Year) payable to him with respect to each of his payroll checks beginning with the first payroll check in such Plan Year that does not cover a payroll period that includes any period within the prior Plan Year and ending with the final payroll check that the Participant receives in such Plan Year. The election under the preceding sentence of each Section 16(b) Participant must be made at least six months prior to the commencement of the Plan Year for which the election is being made, and the election under the preceding sentence of each Other Participant must be made prior to the commencement of the Plan Year for which the election is being made. A Participant may elect an Employee Salary Deferral Contribution under the provi-sions of this Section 3.1 by giving written notice to Southern Union, which notice (a) must be received by Southern Union within the time periods set forth above in this Section 3.1, (b) must be in the form attached hereto as Exhibit A (in the case of each Section 16(b) Partici-
         ---------
      pant) or Exhibit B (in the case of each Other Participant)
               ---------
      and otherwise in accordance with the Plan, and (c) must set forth the Participant's irrevocable election as to the percentage of his Compensation to be deferred in accordance with this Section 3.1. The percentage of his Compensation that a Participant elects to defer under this Section 3.1 shall be deducted from each of his payroll checks described in the first two sentences of this Section 3.1. A Partici-pant's Employee Salary Deferral Contributions under this
      Section 3.1 shall be credited to the Participant's Account as soon as administratively feasible following the date that such Employee Salary Deferral Contributions are deducted from the Participant's payroll checks under this
      Section 3.1. At the time an Employee Salary Deferral Contribution is credited to a Participant's Account and at any time subsequent thereto, such Employee Salary Deferral Contribution (as adjusted to reflect prior deemed invest-ment and/or earnings performance, if any), in the discre-tion of the Benefits Committee, (a) may be deemed to be invested in Southern Union Stock at the price at which Southern Union Stock is trading on the date the deemed investment is made, and the Participant's Account shall be adjusted from time to time to reflect the investment and/or earnings performance of such Southern Union Stock so long as such deemed investment continues, or (b) may be deemed to be invested in such other investments as the Benefits Committee may from time to time determine, and the Par-ticipant's Account shall be adjusted from time to time to reflect the investment and/or earnings performance of such deemed investments so long as such deemed investments continue.

3.2   Employer Matching Contributions.  As soon as administra-
      -------------------------------
      tively feasible following each date that Participant Employee Salary Deferral Contributions are credited to the Participants' Accounts under Section 3.1, Southern Union shall credit to the Account of each Participant who defers a portion of his Compensation as an Employee Salary Defer-ral Contribution under the provisions of Section 3.1, the following amounts: (a) for the 1993 Plan Year, 50 percent of the first four percent of the Participant's Compensa-tion, to the extent that the Participant elects to defer such first four percent of Compensation as an Employee Salary Deferral Contribution under the provisions of
      Section 3.1, with respect to each of his payroll checks that he receives in 1993, beginning with his July 15, 1993 payroll check, and (b) for Plan Years subsequent to the 1993 Plan Year, 50 percent (or such other percentage that may be determined, prior to the beginning of the Plan Year, by the Board of Directors of Southern Union with respect to such Plan Year) of the first two percent of the Partici-pant's Compensation (or such other percentage of the Par-ticipant's Compensation that may be determined, prior to the beginning of the Plan Year, by the Board of Directors of Southern Union with respect to such Plan Year), to the extent that the Participant elects to defer such percentage as an Employee Salary Deferral Contribution under the pro-visions of Section 3.1, with respect to each of his payroll checks that he receives in such Plan Year, beginning with the first payroll check in such Plan Year that does not cover a payroll period that includes any period within the prior Plan Year. At the time a Southern Union Employer Matching Contribution with respect to a Participant's Employee Salary Deferral Contribution is credited to a Participant's Account, and at any time subsequent thereto, such Southern Union Employer Matching Contribution (as adjusted to reflect prior deemed investment and/or earnings performance, if any), in the discretion of the Benefits Committee, (a) may be deemed to be invested in Southern Union Stock at the price at which Southern Union Stock is trading on the date the deemed investment is made, and the Participant's Account shall be adjusted from time to time to reflect the investment and/or earnings performance of such Southern Union Stock so long as such deemed investment continues, or (b) may be deemed to be invested in such other investments as the Benefits Committee may from time to time determine, and the Participant's Account shall be adjusted from time to time to reflect the investment and/or earnings performance of such deemed investments so long as such deemed investments continue.

3.3   Employer Discretionary Contributions.  From time to time,
      ------------------------------------
      the Board of Directors of Southern Union, in its sole and absolute discretion, may elect to credit any dollar amount to a Participant's Account in the year following the year in which such election is made. The Board of Directors of Southern Union may elect, under the provisions of this Sec-tion 3.3, to credit an Employer Discretionary Contribution to the Account of an individual Participant without electing to credit Employer Discretionary Contributions to the Accounts of other Plan Participants and/or may elect to credit Employer Discretionary Contributions in different amounts (which may or may not reflect the Participants' Compensation levels) to two or more Participants. At the time a Southern Union Employer Discretionary Contribution is credited to a Participant's Account, and at any time subsequent thereto, such Southern Union Employer Discre-tionary Contribution (as adjusted to reflect prior deemed investment and/or earnings performance, if any), in the discretion of the Benefits Committee, (a) may be deemed to be invested in Southern Union Stock at the price at which Southern Union Stock is trading on the date the deemed investment is made, and the Participant's Account shall be adjusted from time to time to reflect the investment and/or earnings performance of such Southern Union Stock so long as such deemed investment continues, or (b) may be deemed to be invested in such other investments as the Benefits Committee may from time to time determine, and the Par-ticipant's Account shall be adjusted from time to time to reflect the investment and/or earnings performance of such deemed investments so long as such deemed investments continue.


                           ARTICLE 4

                     PARTICIPANT ACCOUNTS
                     --------------------

A separate Account shall be established and maintained for each Participant and shall reflect the elected Employee Salary Defer-ral Contributions that are credited to a Participant's Account under the provisions of Section 3.1, the Employer Matching Con-tributions that are credited to a Participant's Account under the provisions of Section 3.2, the Employer Discretionary Contribu-tions, if any, that are credited to a Participant's Account under the provisions of Section 3.3 and all adjustments to reflect the investment and/or earnings performance of deemed investments of such credited amounts.


                         ARTICLE 5

                          VESTING
                          -------

5.1   Vesting Schedule.  Subject to the provisions of Article 8,
      ----------------
      a Participant's Employee Salary Deferral Amount shall be 100 percent vested at all times. Subject to the limita-tions set forth in Article 7 with respect to Section 16(b) Participants and the provisions of Article 8 and Section 12.2, a Participant's Non-Salary Deferral Amount shall vest, based on the Participant's Years of Vesting Service as defined in Section 1.27, in accordance with the fol-lowing schedule:

      Years of Vesting Service             Vested Percentage
      ------------------------             -----------------

         Less than 2 years                         0%
      2 years but not 3 years                     20%
      3 years but not 4 years                     40%
      4 years but not 5 years                     60%
      5 years but not 6 years                     80%
          6 or more years                        100%

      The preceding sentence notwithstanding, subject to the limitations set forth in Article 7 with respect to Section 16(b) Participants and the provisions of Article 8 and
      Section 12.2, a Participant's Non-Salary Deferral Amount shall become 100 percent vested upon the death of the Participant while the Participant is employed by Southern Union.

5.2   Forfeitures.  That portion of a Participant's Account that
      -----------
      is not vested upon the Participant's termination of employ-ment and that is forfeited shall, at the discretion of Southern Union, be used to pay expenses relating to the Plan and the Trust, if the Trust is established, and/or be allocated in the Plan Year in which the forfeiture occurs (and, if necessary, in subsequent Plan Years) in the same manner and amounts as Employer Matching Contributions are allocated under Section 3.2 for such Plan Year or Years, thereby reducing Southern Union's Employer Matching Con-tributions for the Plan Year or Years in which so allo-cated.


                             ARTICLE 6

                           DISTRIBUTIONS
                           -------------

6.1   Termination of Employment.  Except as provided in Article 7
      -------------------------
      with respect to Section 16(b) Participants and except in the case of an earlier distribution required by Section 12.2, if a Participant terminates his employment with Southern Union, the Participant, if he is living (or the Participant's Beneficiary if the Participant is not living), shall receive a distribution of the entire vested portion of the Participant's Account, as determined under
      Section 5.1, on the later of (a) 30 days following the Participant's termination of employment with Southern Union, or (b) July 1, 1994.

6.2   Unforeseeable Emergency.  Subject to the limitations set
      -----------------------
      forth in Article 7 with respect to Section 16(b) Partici-pants, in the case of a proven unforeseeable emergency, as determined under this Section 6.2, and in the discretion of the Benefits Committee in accordance with uniform princi-ples consistently applied, the Benefits Committee may permit a Participant to withdraw a portion of his Account under the Plan. An unforeseeable emergency justifying a withdrawal under this Section 6.2 must constitute an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if the early withdrawal were not permitted. An unforeseeable emergency justifying a withdrawal under this Section 6.2 must consti-tute a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code
      Section 152(a)) of the Participant, loss of the Partici-pant's property due to casualty, or other similar extraor-dinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The cir-cumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, a withdrawal may not be made under this Section 6.2 to the extent that the hardship is or may be relieved (a) by reimbursement or compensation by insurance or otherwise,
      (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of Employee Salary Deferral Contributions under the Plan. Examples, without limitation, of circumstances that are not to be considered unforeseeable emergencies under this
      Section 6.2 include the need to send a Participant's child to college or the desire to purchase a home. An unfore-seeable emergency withdrawal under this Section 6.2 shall be limited to the amount necessary to satisfy the emergency need, as determined in the discretion of the Benefits Committee.

6.3   Investment Intent.  Except as provided in Section 6.2, a
      -----------------
      Participant shall, contemporaneously with his receipt of a distribution of Southern Union Stock hereunder, execute and deliver to Southern Union a written statement, in form satisfactory to Southern Union, in which such Participant represents and warrants that such Participant has acquired the shares of Southern Union Stock distributed hereunder for such Participant's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or dis-tribution of any of such shares of Southern Union Stock shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registra-tion Statement has become effective and is current with regard to the shares of Southern Union Stock being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, if so requested by Southern Union, prior to any offer for sale or sale of such shares of Southern Union Stock, obtain a prior favorable written opinion, in form and substance satisfactory to Southern Union, from counsel for or approved by Southern Union, as to the applicability of such exemption thereto. The fore-going restriction on shares of Southern Union Stock dis-tributed hereunder shall not apply to (i) issuances by Southern Union so long as the shares of Southern Union Stock being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of shares of Southern Union Stock by affiliates of Southern Union as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the shares of Southern Union Stock being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

6.4   Issuance of Certificates; Legends.  Southern Union may
      ---------------------------------
      endorse such legend or legends upon the certificates for shares of Southern Union Stock distributed hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such shares of Southern Union Stock as, in its discretion, it determines to be necessary or appro-priate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (ii) implement the provisions of the Plan and any agreement between Southern Union and the holder of such shares of Southern Union Stock.


                           ARTICLE 7

    RESTRICTIONS APPLICABLE TO SECTION 16(b) PARTICIPANTS
    -----------------------------------------------------

7.1   Shareholder Approval.  Approval of the Plan by the share-
      --------------------
      holders of Southern Union shall be required only if Southern Union's securities counsel determines prior to the 1994 Shareholders' Meeting that shareholder approval of the Plan is required by Section 16(b) of the 1934 Act. Any other provision of the Plan notwithstanding, in the event that Southern Union's securities counsel determines prior to the 1994 Shareholders' Meeting that shareholder approval of the Plan is required by Section 16(b) of the 1934 Act and the shareholders of Southern Union do not approve the Plan at the 1994 Shareholders' Meeting, (a) each Section 16(b) Participant (or the Section 16(b) Participant's Beneficiary if the Section 16(b) Participant is not living) shall forfeit all rights to his Non-Salary Deferral Amount,
      (b) each Section 16(b) Participant (or the Section 16(b) Participant's Beneficiary if the Section 16(b) Participant is not living) shall receive a distribution of his Employee Salary Deferral Amount not later than the later of 30 days after the date of the 1994 Shareholders' Meeting or July 1, 1994, and (c) there shall be no further Employee Salary Deferral Contributions, Employer Matching Contributions or Employer Discretionary Contributions with respect to any
      Section 16(b) Participant.

7.2   Employee Salary Deferral Contributions.  Except in the case
      --------------------------------------
      of an earlier distribution required by Section 7.1, upon the occurrence of a Distribution Event with respect to a
      Section 16(b) Participant, the Section 16(b) Participant (or the Section 16(b) Participant's Beneficiary if the
      Section 16(b) Participant is not living) shall be entitled to receive from his Employee Salary Deferral Amount such part or all of such Employee Salary Deferral Amount as such
      Section 16(b) Participant would have been entitled to receive (on account of such Distribution Event) if such
      Section 16(b) Participant had been an Other Participant and at the same time at which any Other Participant would be entitled to receive a distribution upon the occurrence of such Distribution Event and under the same circumstances pursuant to which any Other Participant would be entitled to receive a distribution upon the occurrence of such Distribution Event. In addition, special rules relating to
      Section 16(b) Participants' elections to make Employee Salary Deferral Contributions to the Plan are set forth in
      Section 3.1.

7.3   Other Contributions.  If, upon the occurrence of a Distri-
      -------------------
      bution Event with respect to a Section 16(b) Participant, Southern Union's securities counsel has determined that approval of the Plan by the shareholders of Southern Union is not required by Section 16(b) of the 1934 Act, the Sec-tion 16(b) Participant (or the Section 16(b) Participant's Beneficiary if the Section 16(b) Participant is not living) shall be entitled to receive from his Non-Salary Deferral Amount such part or all of such vested Non-Salary Deferral Amount (as determined under Section 5.1) as such Section 16(b) Participant would have been entitled to received (on account of such Distribution Event) if such Section 16(b) Participant had been an Other Participant and at the same time at which any Other Participant would be entitled to receive a distribution upon the occurrence of such Distri-bution Event and under the same circumstances pursuant to which any Other Participant would be entitled to receive a distribution upon the occurrence of such Distribution Event. Any other provision of the Plan notwithstanding and unless a forfeiture occurs under the provisions of Section 7.1, if, upon the occurrence of a Distribution Event with respect to a Section 16(b) Participant, Southern Union's securities counsel has determined that approval of the Plan by the shareholders of Southern Union is required by Sec-tion 16(b) of the 1934 Act or has not made a determination as to whether such shareholder approval of the Plan is required, (a) the Section 16(b) Participant (or the Section 16(b) Participant's Beneficiary if the Section 16(b) Par-ticipant is not living) shall be entitled to receive the
      Section 16(b) Participant's Non-Salary Deferral Amount on the latest of (i) 30 days after the date of the 1994 Share-holders' Meeting, (ii) 30 days after termination of the
      Section 16(b) Participant's employment with Southern Union, or (iii) July 1, 1994 in the case of a Distribution Event constituting a termination of employment with Southern Union under Section 6.1, (b) the Section 16(b) Partici-pant's Non-Salary Deferral Amount shall not be subject to withdrawal under the provisions of Section 6.2 until after the 1994 Shareholders' Meeting in the case of a Distribu-tion Event constituting a determination by the Benefits Committee that the Participant has experienced an unforsee-able emergency under Section 6.2, and (c) the Section 16(b) Participant (or the Section 16(b) Participant's Beneficiary if the Section 16(b) Participant is not living) shall be entitled to receive his Non-Salary Deferral Amount 30 days after the later of the 1994 Shareholders' Meeting and the termination of the Plan in the case of a Distribution Event constituting Southern Union's termination of the Plan under
      Section 12.2.

7.4   Vesting.  If a Section 16(b) Participant dies after
      -------
      Southern Union's securities counsel has determined that approval of the Plan by the shareholders of Southern Union is not required by Section 16(b) of the 1934 Act, the
      Section 16(b) Participant shall become 100 percent vested in his Non-Salary Deferral Amount upon his death. Any other provision of the Plan notwithstanding and unless a forfeiture occurs under the provisions of Section 7.1, if a
      Section 16(b) Participant dies after Southern Union's securities counsel has determined that approval of the Plan by the shareholders of Southern Union is required by
      Section 16(b) of the 1934 Act or at a time when Southern Union's securities counsel has not made a determination as to whether such approval of the Plan is required, the
      Section 16(b) Participant shall become 100 percent vested in his Non-Salary Deferral Amount immediately following the date of the 1994 Shareholders' Meeting.


                            ARTICLE 8

                       PARTICIPANTS' RIGHTS
                       --------------------

Nothing contained in this Plan shall be construed as giving any employee of Southern Union or any Participant the right to be retained in Southern Union's service or employ or shall be con-strued to interfere with the right of Southern Union to discharge any employee of Southern Union or any Participant at any time regardless of the effect that such discharge would have upon him as a Participant in the Plan. Nothing contained herein shall be construed to interfere with Southern Union's right to discharge any employee at will for any reason or for no reason at all. Nothing contained in this Plan shall be construed as giving any employee of Southern Union or any Participant the right to receive any benefit not specifically provided by the Plan. Any other provision of the Plan notwithstanding, a Participant shall not have any interest in the amounts credited to his Account until such Account is distributed in accordance with the provi-sions of Article 6, Article 7 or Section 12.2. All Employee Salary Deferral Contributions, all Employer Matching Contribu-tions, all Employer Discretionary Contributions and all earnings, gains and losses with respect to such Employee Salary Deferral Contributions, Employer Matching Contributions and Employer Discretionary Contributions shall remain subject to the claims of Southern Union's general creditors in accordance with the provi-ions of the Plan and, if the Trust is established, in accordance with the terms of the Trust. With respect to amounts credited to a Participant's Account, the rights of the Participant, the Bene-ficiary of the Participant or any other person claiming through the Participant under this Plan shall be solely those of unsecured general creditors of Southern Union; and the obliga-tions of Southern Union hereunder shall be purely contractual.
To the extent that benefits under the Plan are not paid from the Trust, if it is established, such benefits shall be paid from the general assets of Southern Union. As contemplated by Revenue Procedure 92-65, Participants shll have the status of general unsecured creditors of Southern Union and the Plan shall con-stitute a mere promise of Southern Union to make benefit payments in the future.


                         ARTICLE 9

                       ANTIALIENATION
                       --------------

The rights of a Participant to the payment of deferred compensa-tion as provided in this Plan and the rights of a Participant with respect to amounts credited to his Account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No Participant may borrow against his Account. No Account shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participant. Neither a Participant's Account hereunder nor a Participant's rights to benefits hereunder may be assigned to any other party by means of a judgment, decree or order (including approval of a property settlement agreement) relating to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child or other depen-dent of the Participant. As contemplated by Revenue Procedure 92-65, a Participant's rights to benefit payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's Beneficiary.


                        ARTICLE 10

                     UNFUNDED STATUS
                     ---------------

Any and all payments made to a Participant pursuant to the Plan shall be made from the assets of the Trust, if the Trust is established. If the Trust is not established, or to the extent that the assets of the Trust are insufficient to make such payments, such payments shall be made from the general assets of Southern Union. Any payments made in good faith under the terms of the Plan to a Participant, his Beneficiary or to any other party under the provisions of Section 14.3 shall fully discharge the Plan, the Trust and the Trustee of the Trust (if the Trust is established), Southern Union and the Benefits Committee from all further obligations with respect to such payments. Southern Union intends that the Plan and the Trust (if it is established) shall be considered unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974.


                        ARTICLE 11

                   PLAN ADMINISTRATION
                   -------------------

11.1  Powers and Duties.  The Benefits Committee shall administer
      -----------------
      the Plan and shall keep records of individual Accounts. It shall have the authority to interpret, construe and imple-ment the Plan, to adopt and review rules and regulations relating to the Plan and to make all other determinations relating to the administration of the Plan. Any decision or interpretation of any provision of the Plan adopted by the Benefits Committee shall be final and conclusive. A Participant who is also a member of the Benefits Committee shall not participate in any decision involving any requests made by him or relating in any way solely to his rights, duties and obligations as a Participant under the Plan.

11.2  Consultants.  The Benefits Committee may employ such
      -----------
      counsel, accountants, actuaries and other agents as it shall deem advisable. Southern Union shall pay the com-pensation of such counsel, accountants, actuaries and other agents and any other expenses incurred by the Benefits Com-mittee in the administration of the Plan to the extent that such compensation and expenses are not paid from forfei-tures under the provisions of Section 5.2.


                            ARTICLE 12

                      AMENDMENT AND TERMINATION
                      -------------------------

12.1  Amendment.  Southern Union reserves the right to amend or
      ---------
      to modify the Plan at any time by formal action of its Board of Directors, including the right to amend or to modify the Plan retroactively, as long as the amendment or modification does not adversely affect a Participant's rights with respect to vested amounts then credited to his Account, which rights are subject to the provisions of the Plan, including the provisions of Article 6, Article 7,
      Article 8 and Section 12.2.

12.2  Termination.  Southern Union reserves the right to termi-
      -----------
      nate the Plan at any time by formal action of its Board of Directors. Subject to the limitations set forth in Article 7 with respect to Section 16(b) Participants, notwith-standing Article 5 of the Plan, upon termination of the Plan, each Participant shall become 100 percent vested in his Account and distributions of the Participants' Accounts shall be made not later than 30 days after the termination of the Plan.


                         ARTICLE 13

                      CLAIMS PROCEDURE
                      ----------------

13.1  Claims.  A Participant or any designated Beneficiary of a
      ------
      deceased Participant may make a claim for benefits by filing a written claim for such benefits with the Benefits Committee, in a form that may be prescribed by the Benefits Committee, which shall set forth: (a) the name, address and Social Security number of the Participant, (b) the period of time the Participant was employed with Southern Union, and (c) such other information as the Benefits Committee may require.

13.2  Notice of Decision.  If a claim is wholly or partially
      ------------------
      denied, notice of the decision, in accordance with Section 13.3, shall be furnished to the claimant within a reason-able period of time, not to exceed 90 days after the Bene-fits Committee's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date on which the Benefits Committee expects to render a decision. If neither notice of denial of claim nor notice of extension of time is furnished, then such claim shall be deemed denied and the claimant may proceed with the review procedure specified in Sections 13.4 and 13.5.

13.3  Content of Notice.  The Benefits Committee shall provide
      -----------------
      every claimant who is denied a claim for benefits written notice setting forth, in a manner calculated to be under-stood by the claimant, the following: (a) the specific reason or reasons for the denial; (b) specific reference to pertinent Plan provisions upon which the denial is based;
      (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is neces-sary; and (d) an explanation of the Plan's claims review procedure, as set forth in Sections 13.4 and 13.5 below.

13.4  Appeal Procedure.  The purpose of the review procedure set
      ----------------
      forth in this Section 13.4 and in Section 13.5 is to pro-vide a procedure by which a claimant, under the Plan, may have a reasonable opportunity to appeal denial of a claim to the Appeals Committee for a full and fair review. To accomplish that purpose, the claimant (or his duly authorized representative) may: (a) request review upon written application to the Appeals Committee; (b) review pertinent Plan documents; and (c) submit issues and comments in writing. A claimant (or his duly authorized representative) shall request a review by filing a written application for review with the Appeals Committee within 60 days after the claimant receives written notice of the denial of his claim.

13.5  Review Procedure.  Decision on review of a denied claim
      ----------------
      shall be made in the following manner: the decision on review shall be made by the Appeals Committee, which may, in its discretion, hold a hearing on the denied claim; the Appeals Committee shall make its decision promptly, and not later than 60 days after the Appeals Committee receives the request for review, unless special circumstances require extension of time, in which case a decision shall be ren-dered as soon as possible, but not later than 120 days after receipt of the request for review; if such an exten-sion of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension; the decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be under-stood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based; and the decision shall be furnished to the claimant within the period set forth in Section 13.5, but if the decision is not furnished within the period set forth in Section 13.5, the claim shall be deemed denied on review.

13.6  Disputes.  If a dispute arises with respect to any matter
      --------
      under this Plan, the Benefits Committee may refrain from taking any other or further action in connection with the matter involved in the controversy until the dispute has been resolved.

13.7  Appeals Committee.  For purposes of this Article 13, the
      -----------------
      Appeals Committee shall consist of a committee of at least three but not more than five individuals appointed by the Board of Directors of Southern Union.


                          ARTICLE 14

                      GENERAL PROVISIONS
                      ------------------

14.1  Governing Law.   Except to the extent superseded by federal
      -------------
      law, the laws of the State of Texas shall be controlling in all matters relating to the Plan, including the construc-tion and performance hereof, notwithstanding principles of conflicts of laws.

14.2  Captions.  The captions of Articles and Sections of this
      --------
      Plan are for convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

14.3  Facility of Payment.  Any amounts payable hereunder to any
      -------------------
      person who is under legal disability or who, in the judgment of the Benefits Committee, is unable to manage his financial affairs properly may be paid to the legal repre-sentative of such person or may be applied for the benefit of such person in any manner that the Benefits Committee may select, and any such payment shall be deemed to be payment for such person's account.

14.4  Withholding.  To the extent required by the laws in effect
      -----------
      at the time compensation or deferred compensation payments are made hereunder, Southern Union shall withhold from such compensation, or from such deferred compensation payments, any taxes required to be withheld for federal, state or local government purposes.

14.5  Administrative Expenses.  Except as provided in the Trust,
      -----------------------
      if the Trust is established, all expenses relating to the Plan and its administration shall, at the discretion of Southern Union, be paid from forfeitures under the provisions of Section 3.2 or shall be borne by Southern Union.

14.6  Severability.  Any provision of this Plan prohibited by the
      ------------
      law of any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

14.7  Liability.  Except as otherwise expressly provided herein,
      ---------
      no member of the Board of Directors of Southern Union, no member of the Benefits Committee, and no officer, employee or agent of Southern Union or the Benefits Committee (specifically including but not limited to an employee of Southern Union acting at the direction of the Benefits Committee) shall have any liability to any person, firm or corporation based on or arising out of the Plan except in the case of gross negligence or fraud. Southern Union agrees to indemnify each member of its Board of Directors and each member of its Benefits Committee against all liabilities arising out of the performance of his duties hereunder, excluding liabilities resulting from the member's gross negligence or fraud.

14.8  Binding Effect.  This Plan shall be binding upon and shall
      --------------
      inure to the benefit of Southern Union, its successors and assigns and each Participant and his heirs, executors, administrators and legal representatives.

14.9  Construction.  Any words herein used in the masculine shall
      ------------
      be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.


EXECUTED this 30th day of June, 1994, to replace the Southern
Union Company Supplemental Deferred Compensation Plan executed on
May 31, 1993.


                           SOUTHERN UNION COMPANY



                           By:  NANCY CAPEZZUTI
                               -----------------
                           Title:

EXHIBIT A
---------
(ELECTION FORM TO BE USED IN THE CASE OF PARTICIPANTS DESIGNATED BY SOUTHERN UNION COMPANY TO BE OFFICERS SUBJECT TO THE PROVI-SIONS OF SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934 IF STOCKHOLDER APPROVAL IS REQUIRED BY SECTION 7.1 OF THE SOUTHERN UNION COMPANY SUPPLEMENTAL DEFERRED COMPENSATION PLAN)


                        ELECTION FORM
                        -------------

SOUTHERN UNION COMPANY SUPPLEMENTAL DEFERRED COMPENSATION PLAN
               (the "Deferred Compensation Plan")

(  )  I irrevocably elect to defer under the Deferred Compensa-
      tion Plan        percent (not to exceed five percent) of
                ------
      the "gross compensation" (including bonuses, but excluding severance payments) that I may be entitled to receive from Southern Union Company ("Southern Union") in connection
      with each of my 199   payroll checks, beginning with my
                         --
      January    , 199    payroll check.  I understand that my
              ---      --
      gross compensation, for purposes of determining the amount to be deferred under the Deferred Compensation Plan pursuant to this election, will be determined before any deductions for any salary deferral elections that I may have made (or may make) under the Southern Union Savings Plan and/or the Southern Union Company Employee Flexible Benefit Plan.

(  )  I do not elect to defer compensation under the Deferred
      Compensation Plan in 199  .
                              --

Subject to the provisions of the second paragraph following this paragraph, I understand that Southern Union will match 50 percent of the first two percent of each of my payroll checks that I elect to defer under the above salary deferral election and that, in general, Southern Union's matching contributions will not vest until the Deferred Compensation Plan is approved by the stock-holders of Southern Union and until I have completed six years of service with Southern Union.

Subject to the provisions of the following paragraph, I under-stand that the value of my account under the Deferred Compensa-tion Plan, which will reflect contributions under the above salary deferral election as well as matching contributions, will increase if the assets set aside to distribute benefits under the Deferred Compensation Plan when they become due appreciate in value and earn income and will decrease if such assets depreciate in value and experience losses.

I understand that the funds set aside under the Deferred Compen-sation Plan will be subject to the claims of Southern Union's general creditors and that I will be considered an unsecured creditor with respect to my benefits under the Deferred Compensa-tion Plan.

I also understand that the Deferred Compensation Plan does not provide for loans and that, unless the Deferred Compensation Plan is terminated, generally, I will not have access to the salary deferrals that I elect to make under the Deferred Compensation Plan until the later of July 1, 1994 or 30 days following the date on which my employment with Southern Union terminates and that, unless the Deferred Compensation Plan is terminated, generally, I will have access to Southern Union's vested matching contributions that are set aside for me under the Deferred Com-pensation Plan at the same time that I have access to my deferrals under the Deferred Compensation Plan, except that matching contributions will not be available until the stock-holders of Southern Union approve the Deferred Compensation Plan (if such approval is required by Section 7.1 of the Deferred Compensation Plan).

Further, I understand that until the Deferred Compensation Plan is approved by the stockholders of Southern Union (if such approval is required by Section 7.1 of the Deferred Compensation
Plan), all purchases of Southern Union common stock that are credited to my participant account under the terms of the Deferred Compensation Plan will be subject to the short-swing profit provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, and that if stockholder approval is required by Section 7.1 of the Deferred Compensation Plan, I may not directly or indirectly sell or dispose of any shares of Southern
                                          ---
Union common stock which I may be considered to beneficially own for securities law purposes, however acquired, until at least six months after the earlier of (i) the date that the Deferred Com-pensation Plan is approved by Southern Union's stockholders or
(ii) the date that I am no longer deferring compensation under the Deferred Compensation Plan.

Finally, I understand that my rights to benefits under the Deferred Compensation Plan will be subject to the terms of the Deferred Compensation Plan.

EXECUTED this       day of                , 199  .
              -----        ---------------     --



                            ------------------------------------
                            Participant

                            Print Name:
                                        ------------------------

EXHIBIT B
(ELECTION FORM TO BE USED IN THE CASE OF PARTICIPANTS NOT DESIG-
NATED BY SOUTHERN UNION COMPANY TO BE OFFICERS SUBJECT TO THE
PROVISIONS OF SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF
1934)

                        ELECTION FORM
                        -------------


SOUTHERN UNION COMPANY SUPPLEMENTAL DEFERRED COMPENSATION PLAN
              (the "Deferred Compensation Plan")

(  )   I irrevocably elect to defer under the Deferred Compensa-
       tion Plan        percent (not to exceed five percent) of
                 ------
       the "gross compensation" (including bonuses, but excluding severance payments) that I may be entitled to receive from Southern Union Company ("Southern Union") in connection
       with each of my 199   payroll checks, beginning with my
                          --
       January   , 199   payroll check.  I understand that my
               --     --
       gross compensation, for purposes of determining the amount to be deferred under the Deferred Compensation Plan pursuant to this election, will be determined before any deductions for any salary deferral elections that I may have made (or may make) under the Southern Union Savings Plan and/or the Southern Union Company Employee Flexible Benefit Plan.

(  )   I do not elect to defer compensation under the Deferred
       Compensation Plan in 199  .
                               --

Subject to the provisions of the second paragraph following this paragraph, I understand that Southern Union will match 50 percent of the first two percent of each of my payroll checks that I elect to defer under the above salary deferral election and that, in general, Southern Union's matching contributions will vest over a period of six years.

Subject to the provisions of the following paragraph, I under-stand that the value of my account under the Deferred Compensa-tion Plan, which will reflect contributions under the above salary deferral election as well as matching contributions, will increase if the assets set aside to distribute benefits under the Deferred Compensation Plan when they become due appreciate in value and earn income and will decrease if such assets depreciate in value and experience losses.

I understand that the funds set aside under the Deferred Compen-sation Plan will be subject to the claims of Southern Union's general creditors and that I will be considered an unsecured creditor with respect to my benefits under the Deferred Compensa-tion Plan.

I also understand that the Deferred Compensation Plan does not provide for loans and that, unless the Deferred Compensation Plan is terminated, generally, I will not have access to the funds set aside under the Deferred Compensation Plan until the later of July 1, 1994 or 30 days following the date on which my employment with Southern Union terminates.

Finally, I understand that my rights to benefits under the Deferred Compensation Plan will be subject to the terms of the Deferred Compensation Plan.

EXECUTED this      day of                    , 199  .
              ----        -------------------     --




                            ------------------------------------
                            Participant

                            Print Name:
                                        ------------------------

                            AMENDMENT

                                TO

                       SOUTHERN UNION COMPANY
              SUPPLEMENTAL DEFERRED COMPENSATION PLAN



WHEREAS, the Southern Union Company Supplemental Deferred Com-pensation Plan (the "Plan") became effective June 1, 1993;

WHEREAS, until December 31, 1996, the only individuals selected to participate in the Plan, pursuant to Article 2 of the Plan, were management employees who were officers of Southern Union
Company ("Southern Union"); and

WHEREAS, effective January 1, 1997, in addition to management employees who were officers of Southern Union, certain management employees who were Directors (as defined below) of Southern Union were also selected to participate in the Plan pursuant to Article 2;

NOW, THEREFORE, pursuant to Section 12.1 of the Plan, the Plan is amended, effective January 1, 1997, as set forth below.

1.   The Plan is amended to add a new Section 1.3A, entitled
     Change in Control, to read as follows:
     -----------------

     1.3A  Change in Control.  For purposes of Section 5.1, a
           -----------------
           "Change in Control" of Southern Union occurs if: (a) any "person" (defined as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than a "person" who together with all members of such person's family as of July 1, 1992 was the beneficial owner, directly or indirectly, of 25 percent or more of Southern Union's "Common Stock" (defined as such term is used in the Southern Union 1992 Long Term Incentive Plan, as amended), is or becomes the beneficial owner, directly or indi-rectly, of securities of Southern Union representing 25 percent or more of the combined voting power of Southern Union's outstanding securities then entitled to vote for the election of directors; (b) there is a change in the composition of the Board of Directors of Southern Union (the "Board") over a period of 24 con-secutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of indi-viduals who either (x) have been Board members con-tinuously since the beginning of such period or (y) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (x) who were still in office at the time such election or nomina-tion was approved by the Board; or (c) the share-holders shall approve the sale of all or substantially all of the assets of Southern Union or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.

1.   The Plan is amended to add a new Section 1.5A, entitled
     Director, to read as follows:
     --------

     1.5A  Director.  The term "Director" refers to a management
           --------
           employee of Southern Union who Southern Union desig-nates in its records as a "Director" with respect to a particular function and/or division of Southern Union. For purposes of calculating Years of Vesting Service under Section 1.27, an employee of Southern Union shall not be considered a Director until such time as he is designated as a Director in accordance with the preceding sentence.

1.   Section 1.27 of the Plan, entitled Year of Vesting Service,
                                        -----------------------
     is amended in its entirety to read as follows:

     1.27  Year of Vesting Service.
           -----------------------

           (a) Subject to the provisions of paragraph (c) of this Section 1.27, a Participant who is not a Director shall receive credit for a "Year of Vesting Service" for each full 12-month period during which he is an employee of Southern Union. For purposes of the preceding sentence, in the case of a Participant who is not a Director, the Participant's Years of Vesting Service shall be determined based on the period in which he is an employee of Southern Union, without regard to the number of hours that he completes during such period and without regard to whether the period or periods in which he is an employee of Southern Union are contiguous. In calculating Years of Vesting Service under the first sentence of this paragraph (a), a Participant who is not a Direc-tor shall receive credit for periods in which he is an employee of Southern Union that occur prior to the establishment of this Plan.

           (b) Subject to the provisions of paragraph (c) of this Section 1.27, a Participant who is a Direc-tor shall receive credit for a "Year of Vesting Service" for each full 12-month period during which he is a Director of Southern Union. For purposes of the preceding sentence, in the case of a Participant who is a Director, the Partici-pant's Years of Vesting Service shall be deter-mined based on the period in which he is a Director of Southern Union, without regard to the number of hours that he completes during such period and without regard to whether the period or periods in which he is a Director of Southern Union are contiguous. In calculating Years of Vesting Service under the first sentence of this paragraph (b), a Participant who is a Director shall receive credit for periods in which he is a Director of Southern Union that occur prior to the establishment of this Plan.

           (c) Effective January 1, 1997 and thereafter, in applying the vesting schedules set forth in
                Section 5.1, as of the first day of each Plan Year, a Participant shall be deemed to have com-pleted the number of Years of Vesting Service that the Participant would complete as of the last day of such Plan Year, assuming that the Participant continues to be an employee (in the case of a Participant who is not a Director) or a Director (in the case of a Participant who is a Director) of Southern Union throughout the Plan Year.

1.   Section 5.1 of the Plan, entitled Vesting Schedule, is
                                       ----------------
     amended in its entirety to read as follows:

     5.1  Vesting Schedule.  Subject to the provisions of Article
          ----------------
          8, a Participant's Employee Salary Deferral Amount shall be 100 percent vested at all times. Subject to the limitations set forth in Article 7 with respect to
          Section 16(b) Participants and the provisions of
          Article 8 and Section 12.2, a Participant's Non-Salary Deferral Amount shall vest, based on the Participant's Years of Vesting Service, as determined under Section 1.27, (a) in accordance with the vesting schedule set forth under paragraph (a), below, in the case of Par-ticipants who are not Directors of Southern Union, and
          (b) in accordance with the vesting schedule set forth under paragraph (b), below, in the case of Participants who are Directors of Southern Union; provided, however, that if a management employee of Southern Union becomes an officer of Southern Union (and is no longer a Direc-tor), and if the vested percentage of such management employee, calculated as if he were still a Director for purposes of Section 1.27 and paragraph (b), below, is greater than the vested percentage of such management employee, calculated as if he were not a Director for purposes of Section 1.27 and paragraph (a), below, such management employee's vested percentage shall be calcu-lated as if he were still a Director for purposes of
          Section 1.27 and paragraph (b), below.

          (a) Subject to the limitations described in the second sentence of this Section 5.1, the following vesting schedule shall apply to the Non-Salary
               Deferral Amounts of all Participants who are not Directors of Southern Union.

               Years of Vesting Service      Vested Percentage
               ------------------------      -----------------

                   Less than 2 years                  0%
               2 years but not 3 years               20%
               3 years but not 4 years               40%
               4 years but not 5 years               60%
               5 years but not 6 years               80%
                   6 or more years                  100%

          (b) Subject to the limitations described in the second sentence of this Section 5.1, the following vesting schedule shall apply to the Non-Salary
               Deferral Amounts of all Participants who are Directors of Southern Union.

               Years of Vesting Service      Vested Percentage
               ------------------------      -----------------

                   Less than 1 year                   0%
               1 year but not 2 years                20%
               2 years but not 3 years               40%
               3 years but not 4 years               60%
               4 years but not 5 years               80%
                   5 or more years                  100%

The preceding provisions of this Section 5.1 notwithstanding, subject to the limitations set forth in Article 7 with respect to
Section 16(b) Participants and the provisions of Article 8 and
Section 12.2, a Participant's Non-Salary Deferral Amount shall become 100 percent vested upon the death of the Participant while the Participant is employed by Southern Union. The preceding provisions of this Section 5.1 notwithstanding, subject to the limitations set forth in Article 7 with respect to Section 16(b) Participants and the provisions of Article 8 and Section 12.2, a Participant's Non-Salary Deferral Amount shall become 100 percent vested in the event that the Participant terminates employment with Southern Union within 12 months of a Change in Control of Southern Union, and as a direct result of such Change in Control.


Executed this 24th day of February, 1997.


                               SOUTHERN UNION COMPANY



                               By:  NANCY CAPEZZUTI
                                   -----------------
                                        Officer

                         AMENDMENT

                            TO

                  SOUTHERN UNION COMPANY
         SUPPLEMENTAL DEFERRED COMPENSATION PLAN



Pursuant to Section 12.1 of the Southern Union Company Supple-mental Deferred Compensation Plan (the "Plan"), the Plan is amended, effective January 1, 1997 (except as otherwise provided herein), as set forth below.

1. In order to document the Benefits Committee's interpretation and construction of Section 1.5 of the Plan pursuant to Sec-tion 11.1 of the Plan, Section 1.5 of the Plan, entitled Compensation, is amended to add one sentence, to read as
     ------------
     follows:

     In no event shall income relating to stock options be con-sidered "Compensation" hereunder.

2.   The Plan is amended to add a new Section 1.5B, entitled
     Disability, to read as follows:
     ----------

     1.5B  Disability.  For purposes of Section 5.1, the term
           ----------
           "Disability" refers to a physical or mental condition, either occupational or nonoccupational in cause, which, as determined by the Benefits Committee on the basis of medical evidence or other showings satisfac-tory to it, wholly disables a Participant from con-tinuing in the active service of Southern Union in any capacity, provided, however, that no condition shall be deemed to be a "Disability" for purposes of Section
           5.1 which (a) was contracted, suffered or incurred while the Participant was engaged in a felonious enterprise or resulted therefrom, or (b) results from an intentionally self-inflicted injury.

3.   Section 1.18 of the Plan, entitled Participant, is amended
                                        -----------
     in its entirety to read as follows:

     1.18  Participant.  The term "Participant" refers to a
           -----------
           management employee of Southern Union who is eligible to participate in the Plan under the provisions of
           Article 2 and for whom an Account is maintained under the provisions of Article 4.

4.   The Plan is amended to add a new Section 1.20A, entitled
     Post-1998 Benefits, to read as follows:
     ------------------

     1.20A Post-1998 Benefits.  The term "Post-1998 Benefits"
           ------------------
           refers to that portion of the Participant's Account that is attributable to the Participant's Employee Salary Deferral Contributions, Southern Union's Employer Matching Contributions and Southern Union's Employer Discretionary Contributions, if any, that are made to the Plan with respect to periods beginning on or after January 1, 1999, as well as income, gains and losses with respect to such Contributions.

5.   The Plan is amended to add a new Section 1.20B, entitled
     Pre-1999 Benefits, to read as follows:
     -----------------

     1.20B Pre-1999 Benefits.  The term "Pre-1999 Benefits"
           -----------------
           refers to that portion of the Participant's Account that is attributable to the Participant's Employee Salary Deferral Contributions, Southern Union's Employer Matching Contributions and Southern Union's Employer Discretionary Contributions, if any, that are made to the Plan with respect to the period beginning June 1, 1993 and ending December 31, 1998, as well as income, gains and losses with respect to such Con-tributions.

6.   Article 2 of the Plan, entitled PARTICIPATION, is amended in
                                     -------------
     its entirety to read as follows:

                            ARTICLE 2

                          PARTICIPATION

     2.1  Eligible Class.  Management or highly compensated
          --------------
          employees of Southern Union may participate in the Plan in accordance with the provisions of Section 2.2.

     2.2. Participation within Eligible Class.  A management or
          -----------------------------------
          highly compensated employee who is an officer of Southern Union shall be eligible to participate in the Plan as of the January 1 following his appointment as an officer. A management or highly compensated employee who is a Director of Southern Union shall be eligible to participate in the Plan as of the January 1 following the first anniversary of his appointment as a Director.

7. Without changing the first sentence of Section 3.1 of the Plan, entitled Employee Salary Deferral Contributions, and
                    ---------------------------------------
     without changing the last two sentences of Section 3.1 of the Plan, Section 3.1 of the Plan is amended to replace the second, third, fourth and fifth sentences of Section 3.1 of the Plan, with five sentences, to read as follows:

     For Plan Years subsequent to the 1993 Plan Year and before the Plan Year beginning January 1, 1998, each Participant may elect, in his sole discretion and in accordance with the applicable provisions of this Section 3.1, to defer up to five percent of the Compensation (or such other percentage of Compensation that may be determined, prior to the beginning of the Plan Year, by the Board of Directors of Southern Union with respect to such Plan Year) payable to him with respect to each of his payroll checks beginning with the first payroll check in such Plan Year that does not cover a payroll period that includes any period within the prior Plan Year and ending with the final payroll check that the Participant receives in such Plan Year. For Plan Years beginning on or after January 1, 1998, each Participant may elect, in his sole discretion and in accordance with the applicable provisions of this Section 3.1, to defer up to ten percent of the Compensation (or such other percentage of Compensation that may be determined by the Board of Direc-tors of Southern Union) payable to him with respect to each of his payroll checks beginning with the first payroll check that the Participant receives in the Plan Year following the Plan Year in which the Participant makes his election under this sentence, and such election by the Participant shall remain in force and effect and shall cover each payroll check that the Participant receives before the first payroll check that the Participant receives in the Plan Year fol-lowing the Plan Year in which the Participant revokes his election under this sentence, or changes the percentage of Compensation that the Participant elects to defer in his election under this sentence, by giving written notice to the Senior Vice President of Human Resources of Southern Union. The election under the two preceding sentences of each Section 16(b) Participant must be made at least six months prior to the commencement of the Plan Year for which the election is being made, and the election under the two preceding sentences of each Other Participant must be made prior to the commencement of the Plan Year for which the election is being made. A Participant may elect an Employee Salary Deferral Contribution under the provisions of this
     Section 3.1 by giving written notice to Southern Union, which notice (a) must be received by Southern Union within the time periods set forth above in this Section 3.1, (b) must be in a form acceptable to the Benefits Committee and otherwise in accordance with the Plan, (c)(1) for Plan Years before the Plan Year beginning January 1, 1998, must set forth the Participant's irrevocable election as to the per-centage of his Compensation to be deferred in accordance with this Section 3.1, and (c)(2) for Plan Years beginning on or after January 1, 1998, must set forth the Partici-pant's election as to the percentage of his Compensation to be deferred in accordance with this Section 3.1, which shall be irrevocable except as set forth in the second preceding sentence. The percentage of his Compensation that a Par-ticipant elects to defer under this Section 3.1 shall be deducted from each of his payroll checks described in the first three sentences of this Section 3.1.

8.   Section 5.1 of the Plan, entitled Vesting Schedule, is
                                       ----------------
     amended to replace the final two sentences of Section 5.1 with one sentence, to read as follows:

     The preceding provisions of this Section 5.1 notwith-standing, subject to the limitations set forth in Article 7 with respect to Section 16(b) Participants and the provi-sions of Article 8 and Section 12.2, a Participant's Non-Salary Deferral Amount shall become 100 percent vested (a) upon the death of the Participant while the Participant is employed by Southern Union; (b) in the event that the Par-ticipant terminates employment with Southern Union within 12 months of a Change in Control of Southern Union, and as a direct result of such Change in Control; (c) in the event that the Participant terminates employment with Southern Union on or after the Participant attains age 62; or (d) in the event that the Participant terminates employment with Southern Union because of the Participant's Disability.

9.   Section 6.1 of the Plan, entitled Termination of Employment,
                                       -------------------------
     is amended in its entirety to read as follows:

     6.1  Termination of Employment.
          -------------------------

          (a)  Pre-1999 Benefits.  Except in the case of an
               -----------------
               earlier distribution required by Section 12.2, if a Participant's employment with Southern Union terminates, the Participant, if he is living (or the Participant's Beneficiary if the Participant is not living), shall receive a distribution of the entire vested portion of the Participant's Pre-1999 Benefits, as determined under Section 5.1, on or about 30 days following the end of the Plan Year in which the Participant terminates employment with Southern Union.

          (b)  Post-1998 Benefits.  Except in the case of an
               ------------------
               earlier distribution required by Section 12.2 and except as the Participant may elect under the terms of the following two sentences, if a Par-ticipant's employment with Southern Union termi-nates, the Participant, if he is living (or the Participant's Beneficiary if the Participant is not living), shall receive a distribution of the entire vested portion of the Participant's Post-1998 Benefits, determined under Section 5.1, on or about 30 days following the end of the Plan Year in which the Participant terminates employment with Southern Union. Except in the case of an earlier distribution required by Section 12.2, a management employee who becomes eligible to par-ticipate in the Plan on or before January 1, 1999 may make an irrevocable election, by returning the Distribution Election Form provided by the Bene-fits Committee to the individual(s) designated by the Senior Vice President of Human Resources on or before December 31, 1998, to receive his Post-1998 Benefits, after he terminates employment with Southern Union, under one of the three options set forth in the second following sentence. Except in the case of an earlier distribution required by
               Section 12.2, a management employee who becomes eligible to participate in the Plan on or after January 1, 2000 may make an irrevocable election, by returning the Distribution Election Form pro-vided by the Benefits Committee to the indi-vidual(s) designated by the Senior Vice President of Human Resources on or before the December 31 immediately preceding the January 1 on which the management employee becomes eligible to partici-pate in the Plan, to receive his Post-1998 Bene-fits, after he terminates employment with Southern Union, under one of the three options set forth in the following sentence. In accordance with the two preceding sentences, a Participant may elect to receive

               (1)  All of his Post-1998 Benefits on or about
                    January 30 of the first Plan Year following the Plan Year in which the Participant termi-nates employment with Southern Union;

               (2) His Post-1998 Benefits in annual installments over a period of years selected by the Par-ticipant, which may be any whole number of years from two to ten years, beginning on or about January 30 of the first Plan Year fol-lowing the Plan Year in which the Participant terminates employment with Southern Union, and continuing on or about each succeeding January 30 until the elected installment dis-tributions have been completed; or

               (3) His Post-1998 Benefits in annual installments over a period of years selected by the Par-ticipant, which may be any whole number of years from two to nine years, beginning on or about January 30 of the second Plan Year fol-lowing the Plan Year in which the Participant terminates employment with Southern Union, and continuing on or about each succeeding January 30 until the elected installment dis-tributions have been completed.

If a Participant elects installment payments under option (2) or option (3) described in the preceding sentence, each installment distribution will be calculated by multiplying the value of the Participant's Post-1998 Benefits, as of the December 31 preceding the January 30 on which the calculated distribution is to be made, by a fraction, the numerator of which is 1 and the denomi-nator of which is the total number of installment distributions (including the distribution that is being calculated) remaining to be paid to the Participant, with the final installment distri-bution being adjusted for income, gains and losses from the December 31 immediately preceding the date of the final install-ment distribution through the date that the final installment distribution is made.


EXECUTED this 11th day of December, 1998.


                              SOUTHERN UNION COMPANY



                              By:  NANCY CAPEZZUTI
                                  -----------------
                                       Officer

                            AMENDMENT

                               TO

                      SOUTHERN UNION COMPANY
             SUPPLEMENTAL DEFERRED COMPENSATION PLAN



Pursuant to Section 12.1 of the Southern Union Company Supplemen-tal Deferred Compensation Plan (the "Plan"), the Plan is amended, effective July 1, 1999 (except as otherwise provided herein), as set forth below.

1.   Effective as of the effective date of the Plan, the first
     sentence of Section 1.26, entitled Trust, is amended to read
                                        -----
     as follows:

     The term "Trust" refers to the Trust under the Southern Union Company Supplemental Deferred Compensation Plan which may be established by Southern Union to meet obligations under the Plan and which, if established, will conform to the terms of the model trust described in Revenue Procedure 92-64.

2.   The final sentence of Section 3.1, entitled Employee Salary
                                                 ---------------
     Deferral Contributions, is amended to read as follows:
     ----------------------

     At the time an Employee Salary Deferral Contribution is credited to a Participant's Account, and at any time subse-quent thereto, such Employee Salary Deferral Contribution (as adjusted to reflect prior deemed investment and/or earnings performance, if any) shall be deemed to be invested, and shall be adjusted to reflect deemed investment and/or earnings performance, as provided in Article 15.

3.   The final sentence of Section 3.2, entitled Employer
                                                 --------
     Matching Contributions, is amended to read as follows:
     ----------------------

     At the time a Southern Union Employer Matching Contribution with respect to a Participant's Employee Salary Deferral Contribution is credited to a Participant's Account, and at any time subsequent thereto, such Southern Union Employer Matching Contribution (as adjusted to reflect prior deemed investment and/or earnings performance, if any) shall be deemed to be invested, and shall be adjusted to reflect deemed investment and/or earnings performance, as provided in Article 15.

4.   The final sentence of Section 3.3, entitled Employer
                                                 --------
     Discretionary Contributions, is amended to read as follows:
     ---------------------------

     At the time a Southern Union Employer Discretionary Con-tribution is credited to a Participant's Account, and at any time subsequent thereto, such Southern Union Employer Dis-cretionary Contribution (as adjusted to reflect prior deemed investment and/or earnings performance, if any) shall be deemed to be invested, and shall be adjusted to reflect deemed investment and/or earnings performance, as provided in Article 15.

5.   The Plan is amended to add a new ARTICLE 15, entitled
     ADJUSTMENTS TO PARTICIPANT ACCOUNTS, to read as follows:
     -----------------------------------

                           ARTICLE 15

              ADJUSTMENTS TO PARTICIPANT ACCOUNTS
              -----------------------------------

     15.1  Deemed Investment Selections.  Employee Salary
           ----------------------------
           Deferral Contributions, Employer Matching Contribu-tions and Employer Discretionary Contributions (as adjusted to reflect prior deemed investment and/or earnings performance, if any) shall be deemed to be invested as set forth under paragraph (a) or paragraph
           (b) of this Section 15.1, whichever is applicable.

           (a)  Selected by Participants.  To the extent that the
                ------------------------
                Benefits Committee may, from time to time, permit Participants to direct the manner in which all or any portion of their Accounts shall be deemed to be invested, the Participants may select among the deemed investments determined under Section
                15.3 in accordance with the provisions of Section
                15.4.  Under the provisions of the preceding
                sentence, the Benefits Committee may, for example, permit Participants to select deemed investments with respect to all or any portion of their future Employee Salary Deferral Contribu-tions, their future Employer Matching Contribu-tions and/or their future Employer Discretionary Contributions, or may for example, permit Par-ticipants to select deemed investments with respect to all or any portion of their Accounts attributable to past Employee Salary Deferral Contributions, past Employer Matching Contribu-tions and/or past Employer Discretionary Contri-butions (as adjusted to reflect prior deemed investment and/or earnings performance) upon satisfying certain age and service requirements. If a Participant does not select deemed invest-ments as permitted under the first sentence of this paragraph (a), that portion of his Account with respect to which he could have selected deemed investments shall, in the discretion of the Benefits Committee, (1) be deemed to be invested in Southern Union Stock at the price at which Southern Union Stock is trading on the date the deemed investment is made, and the Partici-pants' Accounts shall be adjusted from time to time to reflect the investment and/or earnings performance of such Southern Union Stock so long as such deemed investment continues, or (2) be deemed to be invested in such other deemed investments (as determined under Section 15.3) as the Benefits Committee may from time to time determine, and the Participants' Accounts shall be adjusted from time to time to reflect the investment and/or earnings performance of such deemed investments so long as such deemed invest-ments continue.

           (b)  Selected by Benefits Committee.  Except as
                ------------------------------
                provided under paragraph (a) of this Section
                15.1, Participant Accounts shall, in the dis-cretion of the Benefits Committee, (1) be deemed to be invested in Southern Union Stock at the price at which Southern Union Stock is trading on the date the deemed investment is made, and the Participants' Accounts shall be adjusted from time to time to reflect the investment and/or earnings performance of such Southern Union Stock so long as such deemed investment continues, or
                (2) be deemed to be invested in such other deemed investments (as determined under Section 15.3) as the Benefits Committee may from time to time determine, and the Participants' Accounts shall be adjusted from time to time to reflect the investment and/or earnings performance of such deemed investments so long as such deemed invest-ments continue.

     15.2  Deemed Investment and/or Earnings Performance.  Parti-
           ---------------------------------------------
           Participant Accounts shall be adjusted from time to time to reflect the investment and/or earnings per-formance of deemed investments under Section 15.1 and this Article 15. Although the Participant Accounts maintained under the Plan shall reflect the values of deemed investments and the deemed investment and/or earnings performance of the deemed investments, (a) Participants' rights under the Plan shall be deter-mined under the provisions of the Plan (specifically including the provisions of Article 8 hereof), and (b) contributions to the Plan shall be invested, at the discretion of the Trustee of the Trust under the Southern Union Company Supplemental Deferred Compen-sation Plan and in accordance with the terms of the Trust, to the extent that such contributions are made to the Trust, or at the discretion of Southern Union to the extent that such contributions are not made to the Trust but are set aside by Southern Union to meet obligations under the Plan.

     15.3  Deemed Investments.  The Benefits Committee shall from
           ------------------
           time to time select two or more investments and/or investment funds ("deemed investments") for purposes of determining amounts to be credited to Participant Accounts under the Plan. The Benefits Committee may change, add or remove deemed investments on a prospec-tive basis at any time and in any manner that it deems appropriate. Unless otherwise determined by the Bene-fits Committee, the Plan's deemed investments shall be the investments and/or the investment funds from time to time offered under the Southern Union Savings Plan (which currently consist of a Southern Union Stock fund, a domestic growth fund, a balanced fund, a fixed income fund, an international fund and a money market fund).

     15.4  Participant Direction of Deemed Investments.  To the
           -------------------------------------------
           extent permitted under paragraph (a) of Section 15.1, each Participant may direct the manner in which his Account shall be deemed to be invested in and among the deemed investments; provided, however, that such investment directions shall be made in accordance with the provisions of paragraphs (a), (b), (c) and (d) of this Section 15.4.

           (a)  Nature of Participant Direction.  Consistent with
                -------------------------------
                the provisions of Section 15.2, a Participant's selection of deemed investments shall be for the sole purpose of determining adjustments to that portion, if any, of the Participant's Account with respect to which the Participant may select deemed investments under paragraph (a) of Section
                15.1.  A Participant's selection of deemed
                investments shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any par-ticular investment and/or investment fund.

           (b)  Contributions.  Except as otherwise provided in
                -------------
                paragraph (c) and/or paragraph (d) of this Sec-tion 15.4, to the extent permitted by the Bene-fits Committee under paragraph (a) of Section 15.1, a Participant may make an investment elec-tion, in such form as the Benefits Committee may direct or permit, prescribing the percentage of his Employee Salary Deferral Contributions, his Employer Matching Contributions and/or his Em-ployer Discretionary Contributions, with respect to which he may select deemed investments under paragraph (a) of Section 15.1, that will be deemed to be invested in each deemed investment beginning with the first payroll period that occurs on or after the first July 1 following the date that the Participant returns his initial election form under this paragraph (b) to the person designated by the Benefits Committee; pro-vided, however, that a Participant may change his investment election under this paragraph (b), in such form as the Benefits Committee may direct or permit, prescribing the percentage of his Em-ployee Salary Deferral Contributions, his Em-ployer ployer Matching Contributions and/or his Employer Discretionary Contributions, with re-spect to which he may select deemed investments under paragraph (a) of Section 15.1, that will be deemed to be invested in each deemed investment beginning with the first payroll period that occurs on or after the first July 1 following the date that the Participant returns his form changing his initial investment election under this paragraph (b) to the person designated by the Benefits Committee.

           (c)  Existing Account Balances.  Except as otherwise
                -------------------------
                provided in paragraph (d) of this Section 15.4, to the extent permitted by the Benefits Committee under paragraph (a) of Section 15.1, a Partici-pant may make an investment election, in such form as the Benefits Committee may direct or per-mit, prescribing the percentage of his Plan Account, with respect to which he may select deemed investments under paragraph (a) of Section 15.1, that will be deemed to be invested in each deemed investment beginning with the first pay-roll period that occurs on or after the first July 1 following the date that the Participant returns his initial election form under this paragraph (c) to the person designated by the Benefits Committee; provided, however, that a Participant may change his investment election under this paragraph (c), in such form as the Benefits Committee may direct or permit, pre-scribing the percentage of his Plan Account, with respect to which he may select deemed investments under paragraph (a) of Section 15.1, that will be deemed to be invested in each deemed investment beginning with the first payroll period that occurs on or after the first July 1 following the date that the Participant returns his form changing his initial investment election under this paragraph (c) to the person designated by the Benefits Committee. Each election by a Par-ticipant under this paragraph (c) shall apply both to that portion of the Participant's existing Account, with respect to which he may select deemed investments under paragraph (a) of
                Section 15.1 and to that portion of the Partici-pant's Employee Salary Deferral Contributions, Employer Matching Contributions and/or Employer Discretionary Contributions, with respect to which he may select deemed investments under paragraph (a) of Section 15.1.

           (d)  Benefits Committee Discretion.  The Benefits
                -----------------------------
                Committee shall have complete discretion to adopt and revise procedures to be followed in selecting deemed investments. Such procedures may include, but are not limited to, the process of making selections, the permitted frequency of making selections, the incremental size of selections, the deadline for making selections and the effective date of selections. Any procedures adopted by the Benefits Committee that are inconsistent with the deadlines and procedures specified in this Section 15.4 shall supersede such provisions of this Section 15.4 without the necessity of a Plan amendment.

6. In order to document the Benefits Committee's interpretation and construction of the Plan pursuant to Section 11.1 of the Plan, the Plan is amended, effective as of the effective date of the Plan, to add a new Section 14.10, entitled Income, Gains and Losses, to read as follows:
     ------------------------

     14.10  Income, Gains and Losses.  As used in Sections 1.1,
            ------------------------
            1.6, 1.8, 1.10, 1.20A, 1.20B and 6.1, the phrase
            "income, gains and losses" shall be deemed to refer to the investment and/or earnings performance of deemed investments under the Plan, specifically including the provisions of Article 15 hereof.


EXECUTED this 15th day of April, 1999.


                           SOUTHERN UNION COMPANY


                           By:  NANCY CAPEZZUTI
                               -----------------
                                    Officer